                                                                     EXHIBIT 2.2


                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of
                                  ---------
February 26, 2002 by and between Baxter International Inc., a Delaware corporation ("Parent"), HB2002 Corporation, a Delaware corporation and a direct
              ------
wholly-owned subsidiary of Parent ("Merger Sub") and the undersigned stockholder
                                    ----------
and/or option holder (the "Stockholder") of Fusion Medical Technologies, Inc., a
                           -----------
Delaware corporation (the "Company").
                           -------

                                    RECITALS:

     A. Parent, the Company and Merger Sub are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof, as may be amended from time to time (the "Merger Agreement"), which provides for the
                                ----------------
merger of Merger Sub with and into the Company (the "Merger"), whereby each
                                                     ------
issued and outstanding share of common stock, par value $0.001 per share ("Company Common Stock") of the Company will be converted into the right to
  --------------------
receive shares of common stock, par value $1.00 per share, of Parent (the "Parent Shares"), as set forth in the Merger Agreement.
 -------------

     B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
                                                            ------------
which meaning shall apply for all purposes of this Agreement) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, set forth opposite the Stockholder's name on the signature page of this Agreement.

     C. As a condition to its willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Stockholder enter into this Agreement.

     D. In consideration of the execution of the Merger Agreement by Parent and Merger Sub, the Stockholder (solely in his or her capacity as such, but not in any other capacity, including as director or officer of the Company) has agreed, among other things, to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Certain Definitions. Capitalized terms used but not defined herein
          -------------------
shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date
               ---------------
and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

         (b) "Person" shall mean any natural person, firm, individual,
              ------
corporation, limited liability company, general or limited partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

         (c) "Proxy" shall have the meaning set forth in Section 4 hereof.
              -----

         (d) "Shares" shall mean: (i) all securities of the Company (including
              ------
all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

         (e) Transfer. A Person shall be deemed to have effected a "Transfer" of
             --------                                               --------
a security if such person directly or indirectly (i) sells, pledges, assigns, encumbers, grants an option with respect to, transfers, tenders into any tender of exchange offer or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, assignment of, encumbrance of, grant of an option with respect to, transfer of, tendering into any tender or exchange offer of or disposition of such security or any interest therein.

     2.  Transfer of Shares.
         ------------------

         (a) Transferee of Shares to be Bound by this Agreement. Except as
             --------------------------------------------------
contemplated by this Agreement, the Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, unless each Person to which any such Shares, or any interest therein, is or may be Transferred shall have
(i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request),
          ---------
and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement.

         (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at
             -------------------------
all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any stockholder agreement, voting agreement, power of attorney or similar arrangement or commitment in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

         (c) Additional Shares. While this Agreement is in effect, the
             -----------------
Stockholder will promptly notify Parent of the number of any new Shares acquired directly or beneficially by the Stockholder, if any, after the date hereof.

     3.  Agreement to Vote Shares. Until the Expiration Date, at every meeting
         ------------------------
of stockholders of the Company however called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Shares:

         (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

         (b) against approval of any Acquisition Proposal;

         (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

         (d) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement):
(A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any material part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any change in the present capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or the Company's or any subsidiaries' articles or certificate of incorporation or bylaws, (E) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof (other than to fill vacancies), or (F) other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
                                    ---------

     4.  Irrevocable Proxy. Concurrently with the execution of this Agreement,
         -----------------
the Stockholder agrees to deliver to Parent and Merger Sub the proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the
                   ---------       -----
fullest extent permissible by applicable law, with respect to the Shares.

     5.  Representations and Warranties of the Stockholder. The Stockholder
         -------------------------------------------------
hereby represents and warrants to Parent and Merger Sub that, as of the date hereof and at all times until the Expiration Date:

         (a) The Stockholder is (and will be, unless Transferred pursuant to
Section 2(a) hereof) the beneficial owner of, and has (and will have, unless
------------
Transferred pursuant to Section 2(a) hereof) good title to, all of the Shares,
                        ------------
free and clear of any mortgage, pledge, hypothecation, security interest, charge, encumbrance, title retention agreement, voting trust agreement, option, lien or similar restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the Shares (each, a "Lien"), except for Liens that would
                                             ----
not, individually or in the aggregate, reasonably be expected to materially or adversely affect Parent's ability to exercise its rights hereunder and that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

         (b) The Shares set forth opposite his or its name on signature page constitute all of the Shares beneficially owned by the Stockholder.

         (c) Except for the Shares, the Stockholder does not, other than as disclosed on the signature page hereto, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any binding contract, commitment, arrangement or restriction, other than this Agreement, that provides for the Stockholder to vote or acquire any securities of the Company. The Stockholder holds exclusive power to vote the Shares and has not granted a proxy to any other person to vote the Shares, subject to the limitations set forth in and except as contemplated by this Agreement.

         (d) The Stockholder has full legal capacity, power and authority (as applicable) to execute and deliver this Agreement and to perform his or its obligations hereunder and such execution delivery and performance have been authorized by the Stockholder, and no other proceedings or actions by the Stockholder are necessary therefor.

         (e) This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding agreement of Parent, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         (f) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of his or its obligations hereunder will conflict with, result in a violation or breach of, or result in the creation of any Lien on any Shares under, (i) any contract, commitment, agreement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except, in each case, for conflicts, violations, breaches or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

         (g) The Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

     6.  Representations and Warranties of Parent. Parent and Merger Sub
         ----------------------------------------
represent and warrant to the Stockholder, as of the date hereof and as of the Closing, as follows:

         (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (b) This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Stockholder, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         (c) Neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) its certificate of incorporation or bylaws, (ii) any contract, commitment, agreement, or restriction of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound or (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent or Merger Sub; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by each of Parent and Merger Sub of its obligations hereunder.

     7.  Legending of Shares. If so requested by Parent or Merger Sub, the
         -------------------
Stockholder hereby agrees that the Shares shall bear the legend set forth below. Subject to the terms of Section 2 hereof, the Stockholder hereby agrees that the
                        ---------
Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN VOTING AGREEMENT, DATED AS OF FEBRUARY 26, 2002, BY AND AMONG BAXTER INTERNATIONAL INC., HB2002 CORPORATION AND STOCKHOLDER AND TO AN IRREVOCABLE PROXY. ANY TRANSFER OF SUCH SECURITIES IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER."

     To the extent such Shares are not in certificate form, the Stockholder agrees to take all reasonable steps to place with the Company's transfer agent a stop transfer order on such Shares.

     8.  No Solicitation. The Stockholder acknowledges that the Company is
         ---------------
subject to the non-solicitation prohibitions set forth in Section 5.5 of the Merger Agreement and that the Stockholder has read and understands the terms thereof.

     9.  Termination. This Agreement shall terminate and be of no further force
         -----------
or effect as of the Expiration Date.

     10. No Inconsistent Agreements. The Stockholder shall not enter into any
         --------------------------
agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement. The Stockholder agrees that the Stockholder shall not take any other action that would in any way destroy, materially diminish or impair the voting power or economic rights or other rights attributable to the Stockholder's Shares or materially restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise materially diminish the benefits of this Agreement to Parent and Merger Sub.

     11. Publicity. The Stockholder (solely in his or her capacity as such, but not in any other capacity, including as director or officer of the Company) shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent and Merger Sub except as may be required by law or applicable stock exchange or NASDAQ rules.

     12. Miscellaneous.
         -------------

         (a) All representations, warranties and covenants contained herein shall terminate upon the Expiration Date. The representations and warranties provided by the Stockholder herein are not in derogation or limitation of the representations and warranties given by the Stockholder or any letters of transmittal or similar documents executed and delivered by the Stockholder pursuant to the Merger.

         (b) Waiver. No waiver by any party hereto of any condition or any
             ------
breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

         (c) Severability. In the event that any term, provision, covenant or
             ------------
restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

         (d) Binding Effect; Assignment. This Agreement and all of the terms and
             --------------------------
provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

         (e) Amendments. This Agreement may not be modified, amended, altered or
             ----------
supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

         (f) Specific Performance; Injunctive Relief. Each of the parties hereto
             ---------------------------------------
hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and Merger Sub and to preserve for Parent and Merger Sub the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent and Merger Sub which cannot be adequately compensated by a monetary award. Accordingly, Parent, Merger Sub and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent and Merger Sub shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

         (g) Governing Law. This Agreement shall be governed by and construed,
             -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (h) Entire Agreement. This Agreement and the Proxy and the other
             ----------------
agreements referred to in this Agreement set forth the entire agreement and understanding of Parent, Merger Sub and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent, Merger Sub and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

         (i) Notices. All notices and other communications pursuant to this
             -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

             If to Parent or           Baxter International Inc.
             Merger Sub:               One Baxter Parkway
                                       Deerfield, Illinois 60015-4633
                                       Attention: General Counsel
                                       Telephone No.: (847) 948-2000
                                       Telecopy No.: (847) 948-2450
                 with a copy to: Dechert
                                 4000 Bell Atlantic Tower
                                 1717 Arch Street
                                 Philadelphia, Pennsylvania 19103
                                 Attention: James J. Lawless, Jr., Esq.
                                 Telephone No.: (215) 994-4000
                                 Telecopy No.: (215) 994-2222

    If to the Stockholder: To the address for notice set forth on the signature page hereof.


                 with a copy to: Fusion Medical Technologies, Inc.
                                 34175 Ardenwood Boulevard
                                 Fremont, California 94555
                                 Attention: Larry J. Strauss
                                 Telephone No.: (510) 818-4600
                                 Telecopy No.: (510) 818-4700

                 and to:         Wilson Sonsini Goodrich & Rosati
                                 650 Page Mill Road
                                 Palo Alto, CA  94304
                                 Attention: David J. Saul, Esq.
                                 Telephone No.: (650) 493-9300
                                 Telecopy No.: (650) 493-6811

                 and to:         Wilson Sonsini Goodrich & Rosati
                                 One Market, Suite 3300
                                 San Francisco, CA  94114
                                 Attention:  Michael S. Dorf, Esq.
                                 Telephone No.: (415) 947-2000
                                 Telecopy No.: (415) 947-2099

         (j)     Further Assurances. The Stockholder (solely in his or her
                 ------------------
capacity as such, but not in any other capacity, including as director or officer of the Company) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement. The rights and obligations of Stockholder contained herein are separate from and shall not affect, any rights and obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in such Stockholder's capacity as an officer or director of the Company. Any such rights and obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in any such other capacity shall not affect the rights and obligations of Stockholder contained herein.

         (k)     Headings. The section headings set forth in this Agreement are
                 --------
for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

         (l) Counterparts. This Agreement may be executed in several
             ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

BAXTER INTERNATIONAL INC.                                     STOCKHOLDER:

By: _______________________________________________           By: _________________________________________
    Signature of Authorized Signatory                             Signature

Name:  ____________________________________________           Name:  ______________________________________

Title: ____________________________________________           Title: ______________________________________

                                                              Address:            _________________________

HB2002 CORPORATION                                            Telephone:          _________________________

By: _______________________________________________           Facsimile No.:      _________________________
    Signature of Authorized Signatory

Name: _____________________________________________           Shares beneficially owned:

Title: ____________________________________________           ______       shares of Company Common Stock

                                                              ______       shares of Company Common Stock
                                                                           issuable upon the exercise of
                                                                           outstanding options, warrants or
                                                                           other rights

                           *****VOTING AGREEMENT*****

                                    EXHIBIT A
                                    ---------

                                IRREVOCABLE PROXY

     The undersigned stockholder of Fusion Medical Technologies, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent
                           -------
permitted by law) appoints the directors on the Board of Directors of Baxter International Inc., a Delaware corporation ("Parent"), and HB2002 Corporation, a
                                             ------
Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger
                                                                      ------
Sub"), and each of them, as the sole and exclusive attorneys and proxies of the
---
undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in
                                                                ------
accordance with the terms of this Proxy.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent
                  ----------------
and Merger Sub entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and among Parent, Merger Sub, and the Company, which
 ----------------
provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger").
                     ------

     Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

     The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined in the Voting Agreement).

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every meeting of stockholders of the Company however called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company:

                  (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement and approval of the terms thereof, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

                  (ii)  against approval of any Acquisition Proposal;

                  (iii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

                  (iv) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any material part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any change in the present capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or the Company's or any subsidiaries' articles or certificate of incorporation or bylaws, (E) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof (other than to fill vacancies), or (F) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Date: February 26, 2002
                                 Signature of Stockholder:  ____________________


                                 Print Name of Stockholder: ____________________

                                 Shares beneficially owned:

                                              shares of the Company Common Stock

                                              shares of the Company Common Stock
                                              issuable upon the exercise of
                                              outstanding options, warrants or
                                              other rights

                           *****VOTING AGREEMENT*****